As filed with Securities and Exchange Commission on June 6, 2000
                                                      Registration No. 333-90017
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                                  -------------

                                 AMENDMENT NO. 2
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  -------------

                          DATA SYSTEMS & SOFTWARE INC.
             (Exact name of registrant as specified in its charter)

    DELAWARE                                                     22-2786081
   (State of                                                  (I.R.S. Employer
 incorporation)                                              Identification No.)

                                  200 ROUTE 17
                                MAHWAH, NJ 07430
                                 (201) 529-2026

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  -------------

                               GEORGE MORGENSTERN
                          DATA SYSTEMS & SOFTWARE INC.
                                  200 ROUTE 17
                            MAHWAH, NEW JERSEY 07430
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

                                 SHELDON KRAUSE
                        EHRENREICH EILENBERG & KRAUSE LLP
                               11 EAST 44TH STREET
                     NEW YORK, NEW YORK 10017 (212) 986-9700
                                  -------------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

     If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

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     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                                  -------------

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------
Title of each class           Amount              Proposed maximum     Proposed maximum      Amount of
of securities to be            to be            offering price per    aggregate offering    registration
registered                   registered                share                 price              fee
-----------------------------------------------------------------------------------------------------------
Common Stock, par             250,000(1)           $    3.31(2)           $827,500           $  243.25
value $.01 per share
("Common Stock")
-----------------------------------------------------------------------------------------------------------
Common Stock                  100,000(1)           $    3.06(2)           $306,000           $   85.07
-----------------------------------------------------------------------------------------------------------
Common Stock                   20,000(1)           $    3.06(2)           $ 61,200           $   17.01
-----------------------------------------------------------------------------------------------------------
Common Stock                   84,794(3)           $  2.3125(4)           $196,086           $   51.77
-----------------------------------------------------------------------------------------------------------
Total                                                                                        $  397.10(5)
-----------------------------------------------------------------------------------------------------------

(1) Shares which may be sold by selling security holders following exercise of certain outstanding warrants.

(2) Pursuant to Rule 457(g), calculated upon the basis of the exercise price of the warrants.

(3) Shares issued upon conversion of certain convertible debentures which may be sold by selling security holders.

(4) Pursuant to Rule 457(c), calculated on the initial filing date upon the basis of the average of the high and low prices of the Common Stock, as quoted through the NASDAQ National Market, on October 27, 1999.

(5)  Previously  paid  in  connection  with  the  filing  of  this  Registration
     Statement.

                                  -------------

The Registrant hereby amends the Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine

     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these Securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                   PROSPECTUS
                  (Subject to completion, dated June __, 2000)

                          DATA SYSTEMS & SOFTWARE INC.
                                  COMMON STOCK

     Certain of our security holders may offer, from time to time, shares of our common stock. Data Systems & Software is not offering any shares.

                           Shares That May be Offered

     This prospectus covers the resale of a total of up to 454,794 shares of our common stock, including 84,794 shares issued to a selling security holder upon conversion of convertible debentures and up to 370,000 shares issuable to the selling security holders in the future upon exercise of outstanding warrants.

                                 Method of Sale

     The shares may be sold:

     o through the Nasdaq Stock Market, in the over-the-counter market, in privately negotiated transactions or otherwise;

     o    directly  to  purchasers  or  through  agents,  brokers,   dealers  or
          underwriters; and

     o at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

     Our common stock is listed on the Nasdaq National Market under the symbol "DSSI." On June 5, 2000, the closing price of our common stock was $5.00.

     Investing in our securities involves certain risks. You should consider the "Risk Factors" beginning on page 1 in deciding whether to buy any common stock.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus in truthful or complete. Any representation to the contrary is a criminal offense.





                 The date of this Prospectus is June __, 2000.

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           -----
Risk Factors ............................................................    1
Selling Security Holders ................................................    3
Use of Proceeds .........................................................    3
Plan of Distribution ....................................................    3
Legal Matters ...........................................................    4
Experts .................................................................    4
Where You Can Find More Information .....................................    4
Information Incorporated by Reference ...................................    5

                                  RISK FACTORS

     Investing in this company entails substantial risk. You should consider the following risks and other information contained in this prospectus, information incorporated by reference, and information which we file with the Securities and Exchange Commission from time to time. The information in this prospectus is complete and accurate as of this date, but the information may change after the date of this prospectus.

     GENERAL

We Have a History of Operating Losses and May Not be Able to Continue Operations if We do Not Generate Positive Cash Flow.

We are experiencing and have in the past experienced operating losses. In 1999 and 1998, we had operating losses of approximately $5.6 million and $1.6 million, respectively. We may continue to have operating losses in 2000.

Exchange Rate Fluctuations Could Increase the Cost of our Israeli Operations.

A significant portion of our sales and expenses are in New Israeli Shekels ("NIS"). The dollar cost of our operations in Israel will be increased if the rate of inflation in Israel is not offset (or is offset on a lagging basis) by the devaluation of the NIS in relation to the dollar.

Loss of the Services of a Few Key Employees Could Harm Our Operations.

We depend on our key management and technical employees. The loss of certain managers could diminish our ability to develop and maintain relationships with customers and potential customers. The loss of technical personnel could harm our ability meet development and implementation schedules. We have employment contracts with some but not all of our key managerial employees, and most of our significant employees are bound by confidentiality and non-competition agreements. We do not maintain a "key man" life insurance policy on any of our executives or employees.

Competition for Hiring Technical Employees Could Harm Our Business

Our future success, particularly in our consulting business, depends on our continuing ability to identify, hire, train and retain highly qualified technical personnel. Competition for such personnel is intense and costly. If we fail to attract or retain highly qualified technical personnel on reasonable terms in the future, our business could be disrupted.

Year 2000 Problems May Harm Our Business.

     While we have not experienced any significant disruption in our operations due to "Year 2000 Problems," we cannot be certain that we will not experience such disruptions--due to internal failures or failures of our customers and/or vendors. Our year 2000 compliance costs to date have not been material and we do not expect them to be material. However, it is possible that we have not identified or will not be able to correct all potential year 2000 problems, or that our key suppliers and customers have not done so. If we or our key suppliers or customers fail to cure any year 2000 compliance problems, our business could be seriously harmed.

     RISKS RELATED TO THE DATA COMMUNICATIONS SOLUTIONS FOR UTILITIES SEGMENT

     We have made a significant investment in our utilities segment, which develops and markets systems offering load control and two-way automated meter reading and related data management capability to utilities. Although the revenue base of the segment has recently improved, to date this segment has generated limited revenue and has operated at a loss. We expect to continue our investment in our utilities segment. The activities of this segment are subject to many risks, including the following:

The Pace of Utility Deregulation Has Been Slow; The Ultimate Regulatory Structure of the Utility Industry May Not Provide Mandates or Incentives to Purchase Our Products; If the Market for Our Products Does Not Develop, Our Business Will Not Be Profitable.

The electric utility industry is undergoing significant deregulation. Market observers expect deregulation to include energy choice and time-of-use pricing requirements which will mandate or favor implementation by utilities of load control programs and the use of automated meter reading and data distribution. However, the pace of deregulation has not been as rapid as expected and to date only a limited number of utilities have made purchase commitments for automated meter reading and data distribution systems. Many utilities have also deferred the purchase of load control systems pending resolution of broader industry and regulatory developments. The results of deregulation are uncertain and may not result in the mandates or incentives for the types of services which require AMR systems. If the state and federal regulation does not provide these requirements or incentives, the market for our products may not develop as we expect.

We Must Compete With Other Utility Solutions Companies for Market Acceptance and Customers.

While we believe that the systems offered by our utility solutions segment offer advantages over competing load control and data communications solutions, there are alternative solutions. Alternatives may offer lower cost, different communication media or attractive value-added functions and services. In addition, some of our competitors have more sales and marketing resources and/or better brand recognition. If our potential customers do not adopt our solutions or do so less rapidly than we expect, our future financial results and our ability to achieve positive cash flow or profitability, will be harmed.

Our Markets are Subject to Rapid Technological Change; If We Fail to Keep Pace, We Will Have Difficulty Developing and Maintaining a Market for Our Products and Services

The markets for our products and services are characterized by rapid technological change. We will need to invest in continued product and/or process development in order to keep pace with changing technologies. We may not have adequate resources to invest in development, and our development efforts may not be successful. Future advances may render our technology obsolete or less cost effective than competitive systems.

We May Encounter Difficulties in Implementing our Technology, Products and Services.

Problems may occur in the implementation of our technology, products or services, and we may not successfully complete the commercial implementation of our technology on a wide scale. Delays in full-scale product roll-out due to revised customer specifications and/or problems in implementation and installation are typical of implementation of systems like our load control and gateway systems. Such delays have not caused material harm to our business in the past. However, problems in implementation could make it difficult for us to offer competitive services or offer appropriate new technologies on a timely basis or on satisfactory terms.

Delays, Quality Control and Price Problems Could Arise Due to Our Reliance on Third-Party Manufacturers of Certain Components.

We use outside parties to manufacture components of some of our products. These manufacturers may not be able to meet our manufacturing needs in a satisfactory and timely manner. Delays or quality control problems at our third-party manufacturers could harm our relationships with our customers, our operating results and cash flow. To date, we have not experienced material delays or quality control problems from third-party manufacturers. However, our reliance on third party manufacturers exposes us to risks that are out of our control relating to quality control and pricing. An increase in the price or reduction in the quality of the components produced by third party manufacturers could harm our business.

             CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

     Certain statements contained in, or incorporated by reference in, this prospectus are forward-looking in nature. These statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should" or "anticipates" or the negatives thereof or comparable terminology, or by discussions of strategy. You are cautioned that our business and operations are subject to a variety of risks and uncertainties and, consequently, our actual results may materially differ from those projected by any forward-looking statements. Certain of these risks and uncertainties are discussed above under the heading "Risk Factors." We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

                            SELLING SECURITY HOLDERS

     Certain of our security holders may sell, from time to time, up to 454,794 shares of our common stock pursuant to this prospectus. The table below identifies the selling security holders and indicates the number of shares that each selling security holder may sell pursuant to this prospectus. If a selling security holder transfers any of the shares shown in the table, the transferee will be considered a selling security holder for purposes of this prospectus, provided that (1) the transfer was a private placement and (2) the transferee is identified in a supplement to this prospectus.

                                           Number of Shares   Number of Shares
Name of Selling Security Holder             Prior to Sale       After Sale
----------------------                      -------------     --------------

Bank Leumi USA(1) ....................        83,333(2)          0(3)
Bank Leumi le-Israel, BM(1) ..........       167,667(2)          0(3)
Bounty Investors LLC(4) ..............       184,794(2)          0(3)
Maram Stern(5) .......................        20,000(2)          0(3)

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(1) Holder of shares issuable pursuant to warrants to purchase shares of common stock for an exercise price of $3.31. The warrants will terminate if not exercised on or before August 30, 2002.

(2)  Assumes exercise of all warrants held by the named selling security holder.

(3) Assumes sale of all shares held by the selling security holder and registered in this prospectus.

(4) Holder of (a) 84,794 shares of common stock issued upon conversion of 0% Convertible Subordinated Debentures and (b) warrants to purchase 100,000 shares of common stock for an exercise price of $3.06625. The warrants will terminate if not exercised on or before October 12, 2002.

(5) Holder of shares issuable upon exercise of warrants to purchase 20,000 shares of common stock for an exercise price of $3.06625. The warrants were issued as part of a finder's fee in connection with the issuance of certain securities and will terminate if not exercised on or before October 12, 2002.

                                 USE OF PROCEEDS

     The shares covered by this prospectus are being offered by selling security holders and not by us. Therefore, we will not receive proceeds from the sale of shares. However, we will receive proceeds from the exercise of warrants. If all the warrants are exercised, we will receive $1,195,450. We expect to use any proceeds received upon the exercise of these warrants for working capital and general corporate purposes.

                              PLAN OF DISTRIBUTION

     The selling security holders may sell shares:

     o through the Nasdaq Stock Market, otherwise in the over-the-counter market, in privately negotiated transactions or otherwise;

     o    directly  to  purchasers  or  through  agents,  brokers,   dealers  or
          underwriters; and

     o at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

     If a selling security holder sells shares through agents, brokers, dealers or underwriters, such agents, brokers, dealers or underwriters may receive compensation in the form of discounts, commissions or concessions. This compensation may be greater than customary compensation.

     To the extent required, we will use our best efforts to file one or more supplements to this prospectus to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change in such information.

                                  LEGAL MATTERS

     Certain legal matters relating to the shares of common stock that may be offered pursuant to this prospectus have been passed upon for us by Ehrenreich Eilenberg & Krause LLP, counsel to the our company. Sheldon Krause, a partner of Ehrenreich Eilenberg & Krause LLP, is a member of our Board of Directors and the son-in-law of George Morgenstern, the Chairman of our Board of Directors, President and Chief Executive Officer.

                                     EXPERTS

     The financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 1999 (the "DSSI 1999 Form 10-K") have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm, given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of Tower Semiconductor Ltd. and its subsidiaries incorporated in this prospectus by reference from the DSSI 1999 Form 10-K have been audited by Brightman Almagor & Co. (formerly Brightman Bar-Levav Friedman & Co.), independent auditors, as stated in their report dated January 31, 2000, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm, given upon their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934. Accordingly, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You can obtain copies of our SEC filings at prescribed rates from the SEC Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549. Our SEC filings are also available to you free of charge at the SEC's web site at http:www.sec.gov.

     Shares of our common stock are traded on the Nasdaq National Market. Documents we file can be inspected at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

     You can read and print press releases, financial statements and additional information about us, free of charge, at our web site at http:www.dssiinc.com.

     This Prospectus is a part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act of 1993. This Prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the shares of Common Stock offered hereby, please refer to the Registration Statement. The Registration Statement may be inspected at the public reference facilities maintained by the SEC at the addresses set forth above. Statements in this Prospectus about any document filed as an exhibit are not necessarily complete and, in each instance, you should refer to the copy of such document filed with the SEC. Each such statement is qualified in its entirety by such reference.

                      INFORMATION INCORPORATED BY REFERENCE

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and information that we file later with the SEC will automatically update and supersede previously filed information, including information contained in this Prospectus.

     We incorporate by reference into this Prospectus the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering has been completed:

     (1) Our Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as amended to date;

     (2) Our Quarterly Report on Form 10-Q for the three months ended March 31, 2000;

     (3) The description of our common stock contained in our Registration Statement on Form 8-A, declared effective by the SEC on February 11, 1992, which was filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description; and

     (4) The description of our Common Stock Purchase Rights contained in our Registration Statement on Form 8-A, dated March 22,1996, which was filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

     You may request a free copy of these documents by writing to Investor Relations, Data Systems & Software Inc. 200 Route 17, Mahwah, New Jersey 07430, or by calling Investor Relations at (201) 529-2026.

     You should rely only on the information incorporated by reference or provided in this Prospectus or a prospectus supplement or amendment. We have not authorized anyone to provide you with different information. This Prospectus does not offer these securities in any state where the offer is not permitted. Also, this Prospectus does not offer to sell any securities other than the securities covered by this Prospectus. You should not assume that the information in this Prospectus or a prospectus supplement or amendment is accurate as of any date other than the date on the front of the document.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The Registrant will pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes. Such expenses are set forth in the following table. All of the amounts shown are estimates except the SEC registration fee and the Nasdaq National Market listing fee.

SEC registration fee........................................             $1,688
NASDAQ National Market listing fee..........................              6,000
Legal fees and expenses.....................................             15,000
Accounting fees and expenses................................              5,000
Miscellaneous expenses......................................              1,000
                                                                        -------
Total.......................................................            $28,688

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Certificate of Incorporation, as amended, and the Amended Bylaws of the Registrant provide that the Registrant shall indemnify its officers, directors and certain others to the fullest extent permitted by the General Corporation Law of Delaware ("DGCL"). Section 145 of the DGCL provides that the Registrant, as a Delaware corporation, is empowered, subject to certain procedures and limitations, to indemnify any person against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding (including a derivative action) in which such person is mad a party by reason of his being or having been a director, officer, employee or agent of the Registrant (each, an "Indemnitee"); provided that the right of an Indemnitee to receive indemnification is subject to the following limitations:
(i) an Indemnitee is not entitled to indemnification unless he acted in good faith and in a manner that he reasonable believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful and
(ii) in the case of a derivative action, and Indemnitee is not entitled to indemnification in the event that he is judged to be liable to the Company (unless and only to the extent that the court determines that the Indemnitee is fairly and reasonably entitled to indemnification for such expenses as the court deems proper). The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

     Pursuant to Section 145 of the DGCL, the Registrant has purchased insurance on behalf of its present and former directors and officers against any liability asserted against or incurred by them in such capacity or arising out of their status as such.

     In accordance with Section 102(b)(7) of the DGCL, the Certificate of Incorporation of the Registrant eliminates personal liability of the Registrant's directors to the Registrant or its stockholders for monetary damages for breach of their fiduciary duties as a director, with certain limited exceptions set forth in Section 102(b)(7) of the DGCL.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16. EXHIBITS.

     Please see Index of Exhibits on Page II-5 below.

ITEM 17.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) Securities Act of 1933 (the "Securities Act");

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; PROVIDED, HOWEVER, that paragraphs A(1)(i) and A(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

B. UNDERTAKING REGARDING FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. UNDERTAKING IN RESPECT OF INDEMNIFICATION.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the

Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Mahwah, New Jersey, on this 6th day of June, 2000.

                                      DATA SYSTEMS & SOFTWARE INC.

                                      By: /s/ George Morgenstern
                                          -------------------------
                                          George Morgenstern
                                          President and Chief Executive Officer



SIGNATURE                              TITLE
---------                              -----

/s/ George Morgenstern                 Chairman, President, CEO and Director
-------------------------
George Morgenstern

/s/ Yacov Kaufman                      Vice President, Chief Financial Officer
-------------------------              (Principal Financial Officer, Principal
Yacov Kaufman                          Accounting Officer)


         *                             Director
-------------------------
Robert Kuhn

         *                             Director
-------------------------
Allen I. Schiff

         *                             Director
-------------------------
Harvey Eisenberger

         *                             Director
-------------------------
Maxwell Rabb

         *                             Director, Secretary
-------------------------
Sheldon Krause

                                       Director
-------------------------
Susan L. Malley

* By: /s/ George Morgenstern
      -------------------------
             Attorney-in-Fact

                                INDEX OF EXHIBITS

  Exhibit
   Number            Description
--------------------------------------------------------------------------------

     2.1 Warrant Agreement between the Registrant and Bank Leumi USA dated as of August 30, 1999 (incorporated herein by reference to the Registrant's Report on Form 10-Q for the quarter ended September 30, 1999).

     2.2 Securities Purchase Agreement between the Registrant and Bounty Investors LLC, dated as of October 12, 1999, relating to the purchase and sale of the Registrant's 0% Convertible Subordinated Debentures and Warrants, including forms of Debentures, Warrants and Registration Rights Agreement annexed as exhibits thereto (incorporated herein by reference to the Registrant's Report on Form 8-K dated October 13, 1999).

     2.3 Certificate of Incorporation of the Registrant, with amendments thereto
(incorporated   herein  by  reference   to  Exhibit  3.1  to  the   Registrant's
Registration Statement on Form S-1 (File No. 33-70482)).

     2.4. By-laws of the Registrant (incorporated herein by reference to Exhibit
3.2 to the Registrant's Registration Statement on Form S-1 (File No. 33-44027)).

     2.5 Amendments to the By-laws of the Registrant adopted December 27, 1994 (incorporated herein by reference to Exhibit 3.3 of the Registrant's Current Report on Form 8-K dated January 10, 1995).

     5.1 Opinion of Ehrenreich Eilenberg & Krause LLP.

     23.1 Consent of Deloitte & Touche LLP.

     23.2 Consent of Brightman Almagor & Co.*

     23.3  Consent of  Ehrenreich  Eilenberg & Krause LLP  (included  in Exhibit
5.1).

     24.1 Power of Attorney.**

*  To be filed by amendment.
** Previously filed.